UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 3, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2008, Cell Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and certain investor signatories thereto (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to issue to the Investors approximately $51.7 million of the Company’s 9% Convertible Senior Notes due 2012 (the “Notes”) plus warrants to purchase 7,326,950 shares of common stock, no par value (the “Common Stock”) at an exercise price of $1.41 per share (the “Warrants”). The Notes are issued pursuant to an Indenture dated March 3, 2008 between the Company and U.S. Bank National Association as trustee (the “Indenture”), which includes a form of Global Note to be issued to the investors.

Also pursuant to the Agreement, certain existing holders of the Company’s Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock, Series C 3% Convertible Preferred Stock and Series D 7% Convertible Preferred Stock (the “Preferred Stock”) converted their shares of Preferred Stock into common stock in accordance with the respective provisions of the Company’s Amended and Restated Articles of Incorporation, induced by an aggregate cash payment of approximately $16.2 million. After satisfaction of the closing conditions and completion of the transaction, approximately $13.1 million of stated value of the Preferred Stock will remain outstanding.

The Notes will bear an annual interest rate of 9% and be convertible into Common Stock initially at a rate of approximately 709.22 shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $1.41 (the “Conversion Price”). The Conversion Price may be automatically adjusted from time to time upon occurrence of certain events, such as a split or recapitalization of the common stock. Upon conversion of the Notes, the Company shall be required to pay a make-whole amount to the Holders of the Notes so converted equal to $270 per $1,000 principal amount of the converted Notes less any interest paid on such Notes prior to the conversion date (a “Make-Whole Payment”). An amount adequate to pay the Make-Whole Payments on all outstanding Notes shall be held in escrow for a period of one year.

The Notes will automatically convert if, at any time after March 4, 2009 and prior to maturity, the closing price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 trading days within any 30 consecutive trading day period, subject to certain conditions (a “Triggering Event”). The amount of Notes that shall automatically convert on a Triggering Event shall equal the lesser of (i) the value of ten (10) times the volume weighted average price of the Common Stock during the 20-day period when the stock price exceeded 150% of the Conversion Price, multiplied by the average daily trading volume of the Common Stock during such 20 day period and rounded down to the nearest $1,000, and (ii) one half of the principal amount of the Notes that have been authenticated under the Indenture as of the date of the automatic conversion notice. Once a Triggering Event has occurred, a new 30 trading day period for which an automatic conversion may be triggered shall commence.

In the event of certain changes in control, holders of the Notes may require us to repurchase their Notes at a repurchase price equal to 100% of the aggregate principal amount of such holders’ outstanding Notes at the time of such repurchase, together with interest accrued to the repurchase date.

Interest on the Notes is payable, at the option of the Company, in cash, registered Common Stock or some combination thereof, subject to certain conditions. If not converted or repurchased prior to maturity, the Notes mature on March 4, 2012.

An event of default under the Indenture will occur with regard to the Notes if the Company: (i) is delinquent in making certain payments due under the Notes; (ii) fails to deliver certain required notices under the Notes; (iii) fails, following notice, to cure a breach of a covenant under the Indenture; (iv) incurs certain events of default with respect to other indebtedness; (v) fails to pay when due certain indebtedness; or (vi) is subject to certain bankruptcy proceedings or orders. Upon the occurrence of an event of default, the full aggregate principal amount of the Notes, together with interest and other amounts owing, becomes immediately due and payable. Further, the Notes shall accrue interest at 12% per annum if an event of default occurs.

The Notes are senior unsecured obligations of the Corporation and rank pari passu in right of payment with all existing and future senior indebtedness of the Corporation, including the Corporation’s 6.75% Convertible Senior Notes due 2010, 7.5% Convertible Senior Notes due 2011 and 5.75% Convertible Senior Notes due 2011, and rank senior in right of payment to the Corporation’s currently outstanding 5.75% Convertible Senior Subordinated Notes due 2008, 5.75% Convertible Subordinated Notes due 2008 and 4% Convertible Senior Subordinated Notes due 2010. The Corporation has also agreed to certain restrictions on its incurrence of future indebtedness.

The Warrants will not be exercisable for 120 days after the closing date, and will expire on the third anniversary of the date on which they become exercisable. The Warrants will be exercisable, at the option of each holder, upon the surrender of the Warrant to us and payment of the exercise price of the shares of Common Stock being acquired. The Warrants are governed by the terms of a Common Stock Purchase Warrant, to be dated as of the closing date, by and between the Company and each Investor in the form attached hereto as Exhibit 4.2 (the “Form of Warrant”).

With the exception of any shares of the Company’s common stock issuable upon exercise of the warrants, the Securities are registered under the Securities Act of 1933, as amended, on the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-143452) (the “Registration Statement”). The Company filed a base prospectus and a prospectus supplement relating to the issuance and sale of the Notes and Warrants (other than the shares underlying the Warrants) with the Securities and Exchange Commission (the “SEC”) on March 4, 2008. The shares issuable upon exercise of the Warrants are not currently registered, however the Company has agreed to use its best efforts to register those shares to the extent the shares cannot be sold under Rule 144 of the Securities Act of 1933, as amended (the “Act”) without any volume or manner of sale limitations or any requirement that the Company comply with the public information requirement under Rule 144(c) of the Act.

The description of the terms and conditions of the Purchase Agreement, the Indenture and the Form of Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, by reference to the full text of the Indenture, including the form of Global Note, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, and by reference to the full text of the Form of Warrant, which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of the Corporation that provide for the incorporation of all reports and documents filed by the Corporation under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On March 4, 2008 the Corporation issued a press release related to the matters described herein (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 8 – Other Events

Item 8.01.	Other Events

In connection with the prospectus supplement filed with the SEC on March 4, 2008, regarding the transaction described above, the Company disclosed the following:

As of December 31, 2007 we had unaudited and estimated cash and cash equivalents, securities available-for-sale and interest receivable of approximately $18.4 million, and total current liabilities of $53.5 million. We currently forecast net cash operating expenses of approximately $77 million in 2008 and beyond.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

4.1	Indenture, dated March 3, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

4.2	Form of Warrant

5.1	Opinion of Heller Ehrman LLP

10.1	Form of Purchase Agreement, dated March 3, 2008 between Cell Therapeutics, Inc. and certain other parties thereto.

12.1	Statement Regarding Computation of Earnings to Fixed Charges

25.1	T-1 Statement of Eligibility

99.1	Press Release dated March 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.
Date: March 5, 2008
	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
4.1	Indenture, dated March 3, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

4.2	Form of Warrant

5.1	Opinion of Heller Ehrman LLP

10.1	Form of Purchase Agreement, dated March 3, 2008 between Cell Therapeutics, Inc. and certain other parties thereto

12.1	Statement Regarding Computation of Earnings to Fixed Charges

25.1	T-1 Statement of Eligibility

99.1	Press Release dated March 4, 2008